As filed with the Securities and Exchange Commission on July 21, 1998
                                                  Registration No. 333-52515

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

           Post-effective Amendment No. 1 to Form S-3
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   UNIVIEW TECHNOLOGIES CORPORATION
        (Exact name of Registrant as specified in its charter)

           Texas                    3651                    75-1975147
     (State or other     (Primary Standard Industrial    (I.R.S. Employer
      jurisdiction of    Classification Code Number)      Identification No.)
      incorporation or
      organization)

            10911 Petal Street, Dallas, Texas 75238
                         (214) 503-8880
      (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                       Billy J. Robinson
         Vice President, Secretary and General Counsel
                uniView Technologies Corporation
            10911 Petal Street, Dallas, Texas 75238
                         (214) 503-8880
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                UNIVIEW TECHNOLOGIES CORPORATION

     Pursuant to the undertaking set out in Item 17(a)(3) of the Registration Statement on Form S-3, heretofore filed on May 13, 1998 under Registration No. 333-52515, the Registrant files this Post-effective Amendment No. 1 to said Registration Statement to remove from registration (de-register) 310,884 shares of its par value $.10 Common Stock, which were included for registration under said Registration Statement, and which remain unsold and unissued at the termination of the offering and after full conversion of all outstanding shares of Series M and Series N Preferred Stock of the Registrant.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 21, 1998.

                              UNIVIEW TECHNOLOGIES CORPORATION

                              By: /s/    BILLY J. ROBINSON
                                        Billy J. Robinson
                              Vice President, Secretary and General Counsel